EXHIBIT 5.1


                        MARSHALL HILL CASSAS & de LIPKAU
                          333 Holcomb Avenue, Suite 300
                               Reno, Nevada 89502
                                 (775) 323-1601


                                  March 9, 2001


Second Stage Ventures, Inc.
P. O. Box 280
92 Welk Lane, Windward Road
Providenciales, Turks & Caicos Islands
British West Indies

Ladies and Gentlemen:

     We are delivering this opinion in connection with the Registration Statement dated March 12, 2001 on Form SB-2 (the "Registration Statement") of Second Stage Ventures, Inc., a Nevada corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 5,000,000 shares of common stock (the "Shares") to the general public.

     In connection with the opinions rendered in this letter, we have examined the following documents:

     a. copies, certified by the Nevada Secretary of State, of the following charter documents of the Company filed in the office of the Nevada Secretary of State as follows:

          (i) Articles of Incorporation of Second Stage Ventures, Inc., filed on September 1, 2000;

          (ii) Certificate of Amendment to the Articles of Incorporation of the Company filed on October 30, 2000.

     b. Certificate of Existence for the Company issued by the Nevada Secretary of State on March 9, 2001;

     c.   copy of the Registration Statement;

     d.   copy of the Company's Bylaws dated November 8, 2000;

     e. copy of Organizational Resolutions of the Board of Directors of the Company dated September 15, 2000;

     f.   copy of the Consent of Directors dated November 9, 2000, approving the
          issuance  of  5,000,000   shares  of  the  Company's   stock  and  the
          Registration Statement and other matters related thereto;

     g. Certificate of Paul C. MacNeill, attorney for the Company, certifying as to true and correct copies of certain documents dated November 22, 2000; and

     h. Certificate of Blair Mills, Secretary, Treasurer and Director of the Company dated March 9, 2001 certifying as to a true and correct copy of the resolutions of the Board of Director of the Company approving the issuance and registration of the Shares and certifying as to the continued validity of those resolutions.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents



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submitted  to us as copies.  We have also  assumed  the legal  capacity  for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to
execute,  deliver  and  perform  such  agreements  or  instruments,   that  such
agreements or  instruments  have been duly  authorized  by all requisite  action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the Certificates of Paul C. MacNeill and Blair Mills described above and the facts stated in the documents listed above. We have also assumed that the Shares will be sold in accordance with the terms and conditions set forth in the Registration Statement, as established by the authorizing resolutions adopted by the Company's Board of Directors in accordance with such resolutions.

     Based on the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that, under Nevada law, when the Shares have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment pursuant to the terms of the Registration Statement and, when certificates representing the Shares are duly executed, countersigned, registered and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                   Sincerely,

                                   MARSHALL HILL CASSAS & de LIPKAU


                                   By /s/ John P. Fowler
                                      -----------------------------------------
                                      John P. Fowler